Exhibit 23.13

CONSENT OF QUALIFIED PERSON

Re:      Registration statement on Form F-3

l, Paul Grant Obermeyer, an employee of and Principal Geologist at VBKOM (Pty) Ltd, in connection with the registration statement on Form F-3 of ArcelorMittal (the “Registration Statement”):

a)	consent to the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in the Registration Statement, concerning the Thabazimbi Iron Ore Mine Mineral Resource estimates presented in ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 20-F”); and

b)	consent to the incorporation by reference of the 2023 20-F into the Registration Statement (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the Thabazimbi Iron Ore Mine Mineral Resource estimates included in the 2023 20-F.

I further consent to the incorporation by reference of this consent into any registration statement or post-effective amendment filed pursuant to Rule 462(b) or Rule 462(e) under the Securities Act of 1933, as amended, with respect to the securities registered in the Registration Statement.

Dated: March 4, 2024

/s/ Paul Grant Obermeyer

Paul Grant Obermeyer

B.Sc. (Hons) (Geology); M.Sc. (Geology)

SACNASP Membership No. 400114/06